Exhibit 99.1

FOR IMMEDIATE RELEASE:

SFX ENTERTAINMENT PROVIDES UPDATE ON SALE PROCESS

New York, October 1, 2015 — SFX Entertainment, Inc. (NASDAQ: SFXE) (the “Company”) announced that its special committee of independent directors, with the concurrence of Robert F.X. Sillerman (“Sillerman”), the Company’s Chairman and Chief Executive Officer, has set an initial bid deadline of October 14, 2015 for third-parties to submit their proposals to acquire the entire Company or assets not central to the Company’s core business.   The committee’s decision results in a two week extension to the initial target bid date of October 2, 2015 in an attempt to give all parties sufficient time to complete their due diligence review following events occurring in September 2015, including the closing of the Company’s financing transactions on September 17, 2015 and the conclusion of the Fall festival season. The committee will finalize the bidding process as expediently as possible.

Pursuant to a voting agreement between Sillerman and his affiliates and the Company, Sillerman has agreed to vote all shares beneficially owned by him in favor of a transaction involving the sale of the Company that is recommended by the special committee. Such voting agreement terminates on December 31, 2015, provided that if the Company enters into a definitive agreement prior to such date, subject to terms and conditions as set forth in the voting agreement,  Sillerman will vote in favor of the recommended transaction following the execution of such definitive agreement. A copy of the voting agreement and a summary thereof are provided in the Company’s Current Report on Form 8-K filed with the SEC on September 22, 2015.

About SFX Entertainment

SFX Entertainment, Inc. (NASDAQ: SFXE) is the largest global producer of live events and digital entertainment content focused exclusively on electronic music culture (EMC) and other world-class festivals. SFX’s mission is to provide electronic music fans with the best possible live experiences, music discovery, media and digital connectivity. SFX was borne out of the technology revolution and produces and promotes a growing portfolio of live events that includes leading brands such as Tomorrowland, TomorrowWorld, Mysteryland, Sensation, Stereosonic, Electric Zoo, Disco Donnie Presents, Life in Color, Rock in Rio, Nature One, Mayday, Decibel, Q-Dance, Awakenings, and React Presents, as well as the innovative ticketing services Flavorus and Paylogic.

SFX owns and operates Beatport, the trusted global home of electronic music where fans, DJs, and creators connect, discover, and participate in the evolution of dance music culture. Beatport offers a complete music experience for everyone, everywhere including streaming music, mobile apps and a host of ways for the EMC community to enjoy or download files, attend transformational festivals and events both in person and online, connect with like-minded fans and inspirational artists, and receive news, reviews, and unique insider access.

Forward-looking Statements

This press release contains forward-looking statements regarding our business strategy and plans, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: that definitive agreements for the sale of the Company will be entered into and/or approved by shareholders; the business of the Company may suffer as a result of uncertainty surrounding any transaction; the outcome of any legal proceedings related to any transaction; our ability to integrate the companies we have acquired; our belief that the EMC community will grow; our ability to increase the number of festivals and events we produce and their attendance; our ability to pay our debts and meet our liquidity needs; competition; our ability to manage growth and geographically dispersed operations; and our ability to grow our online properties. We refer you to the documents we file from time to time with the U.S. Securities and Exchange Commission, specifically the section titled “Item 1A. Risk Factors” of our most recent Annual Report filed on Form 10K and Quarterly Reports on Form 10Q and our Current Reports on Form 8K, which contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. In addition, any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events, except as required by law.

Investor Relations Contacts:

Richard Rosenstein

Chief Financial Officer & Chief Administrative Officer

646 561 6400

Joseph Jaffoni

JCIR
212 835 8500

sfxe@jcir.com

Media Contact:

DKC Public Relations

Ed Tagliaferri 212 981 5182

edmund_tagliaferri@dkcnews.com